Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285515

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 3, 2025)

$2,999,999,890

Celestica Inc.

Common Shares

We are offering 9,677,419 of our common shares, without par value (“Common Shares”), pursuant to this prospectus supplement and the accompanying prospectus. Our Common Shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “CLS.” On August 4, 2026, the closing prices of our Common Shares on the NYSE and the TSX were $371.15 and C$523.74, respectively.

See “Risk Factors” beginning on page S-11 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 for a discussion of certain risks that should be considered in connection with an investment in our Common Shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or Canadian securities commission has approved or disapproved of our Common Shares or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Purchasers of the Common Shares should be aware that the acquisition of such Common Shares may have tax consequences both in the United States and in Canada. This prospectus supplement may not describe these tax consequences fully. See “Material U.S. Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations.”

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Ontario, Canada, that certain of our officers are residents of Canada, and that significant portion of our assets and the assets of these persons are located outside the United States. See “Enforceability of Civil Liabilities.”

	Price to Public	Underwriting Discounts(1)	Proceeds to Celestica, Before Expenses(2)
Per Common Share	$310.000	$5.115	$304.885
Total(3)	$2,999,999,890	$49,499,998	$2,950,499,892

(1)	See the section titled “Underwriting” beginning on page S-25 of this prospectus supplement for a description of the compensation payable to the Underwriters (as defined below).
(2)	After deducting underwriting discounts and commissions, but before deducting estimated expenses of the offering of $1,800,000, which will be paid from the proceeds of the offering.
(3)	Assumes no exercise of the Underwriters’ option to purchase additional Common Shares described below.

We have granted the Underwriters an option to purchase up to an additional 1,451,612 Common Shares from us at the public offering price less the underwriting discounts and commissions, exercisable for 30 days from the date of this prospectus supplement, to cover over-allotments, if any.

We have applied to list the Common Shares distributed under this prospectus supplement on the NYSE and the TSX. Listing will be subject to us fulfilling all of the listing requirements of the NYSE and of the TSX, respectively.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of this offering, before you make your investment decision.

The Underwriters expect to deliver the Common Shares to purchasers on or about August 7, 2026.

Joint Lead Bookrunners
BofA Securities*		Citigroup*
Joint Bookrunners

TD Securities
CIBC Capital Markets	J.P. Morgan	RBC Capital Markets

Co-Managers
BNP PARIBAS	Credit Agricole CIB	MUFG	Scotiabank
Canaccord Genuity		Stifel

* in alphabetical order

The date of this prospectus supplement is August 5, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the Common Shares offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and/or on our behalf by the Underwriters do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See the “Underwriting” section beginning on page S-25 of this prospectus supplement.

This offering is being made concurrently in each of the provinces and territories of Canada under the terms of a prospectus supplement to a short form base shelf prospectus dated May 1, 2025. Nether this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

S-i

Table of Contents

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated March 3, 2025, which is part of our Registration Statement on Form S-3, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of Common Shares. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, before deciding whether to invest in the Common Shares offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Common Shares offered by this prospectus supplement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus supplement to “Celestica,” the “Company,” “we,” “us” and “our” refer to Celestica Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise indicated in this prospectus supplement and the accompanying prospectus, all dollar amounts and references to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth for each period indicated (i) the high and low exchange rates for one United States dollar during such periods; (ii) the average exchange rates for one United States dollar for such period; and (iii) the exchange rates in effect as at the end of the period, for one United States dollar, each expressed in Canadian dollars as quoted by the Bank of Canada.

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024
	(C$)	(C$)	(C$)	(C$)
High	1.4234	1.4603	1.4603	1.4416
Low	1.3515	1.3558	1.3558	1.3316
Average	1.3781	1.4094	1.3978	1.3698
Period End	1.4210	1.3643	1.3706	1.4389

S-iii

On August 4, 2026, the daily exchange rate for the conversion of United States dollars into Canadian dollars, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.4068.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. We also file reports, statements and other information with the Canadian Securities Administrators (the “CSA”) and these can be accessed electronically at the CSA’s System for Electronic Data Analysis and Retrieval + website at www.sedarplus.ca. Information about us is available on the SEC’s and CSA’s websites and is also available free of charge at our website at www.celestica.com. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Celestica Inc. and our Common Shares, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

S-iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026 (the “2025 Annual Report”);

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on April 27, 2026 and July 27, 2026, respectively;

•	Portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 9, 2026 that are specifically incorporated by reference into Part III of the Company’s 2025 Annual Report;

•	Our Current Reports on Form 8-K, filed with the SEC on January 29, 2026, March 24, 2026, April 28, 2026, May 19, 2026 and July 6, 2026; and

•	The description of our Common Shares contained in our Registration Statement on Form 8-A/A, filed with the SEC on April 25, 2024, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request a free copy of the above filings by writing, telephoning or emailing our Investor Relations department at the following address:

Celestica Inc.
5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

416-448-5800

Attention: Investor Relations

S-v

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and contain forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, statements related to: the offering of Common Shares, our ability to complete the offering of Common Shares on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom; our priorities, intended areas of focus, targets, objectives and goals; our capital investment plans and the funding therefor; developments related to new customer or program wins; timing of production ramps, anticipated economic conditions, industry and market trends and projections, underlying market growth rates, customer demand, prospects and opportunities; strategic initiatives; trends in our segments and/or their constituent businesses; the anticipated impact of current market conditions and customer-specific factors on each of our segments (and/or their constituent businesses) and near term expectations; potential restructuring and divestiture actions; our anticipated financial and/or operating results and outlook, including expected revenue increases and decreases (or remaining flat), as well as growth in certain segments, businesses and end markets; our strategies; our credit risk; the potential impact of acquisitions, or program wins, transfers, losses or disengagements; materials, component and supply chain constraints; anticipated expenses and other working capital requirements and contractual obligations (and intended methods of funding such items); the potential impact of trade policies between countries in which we conduct business (including the tariffs proposed and implemented by the U.S. government, and any reciprocal or retaliatory tariffs); the adoption, integration and use of artificial intelligence (“AI”) in manufacturing and service offerings and in certain of our internal processes; the impact of our price reductions and longer payment terms; our intended repatriation of certain undistributed earnings from non-Canadian subsidiaries; the potential impact of tax and litigation outcomes; investor dissatisfaction with inclusion, employee engagement, and other sustainability matters; our ability to use certain tax losses; planned investments in our business; the potential impact of the pace of technological changes (including with respect to AI technologies), customer outsourcing, program transfers, and the global economic environment; the intended method of funding Common Share repurchases; the impact of our outstanding indebtedness; liquidity and the sufficiency of our capital resources; our intention to settle outstanding share unit awards with Common Shares; our financial statement estimates and assumptions; recently issued accounting pronouncements and amendments; the potential adverse impacts of events outside of our control; mandatory prepayments under our credit facility; pension plan funding requirements and obligations, and the impact of annuity purchases; our compliance with covenants under our credit facility; refinancing debt at maturity; interest rates and expense; income tax incentives; expectations with respect to reporting units with goodwill; our future warranty obligations; cybersecurity threats and incidents; our intentions with respect to environmental assessments for newly-leased or acquired properties; our expectations with respect to expiring leases; our intention to retain earnings for general corporate purposes; costs in connection with our pursuit of acquisitions and strategic transactions; and expectations regarding the acceptance of offers to sell accounts receivable (“A/R”) under our A/R sales programs and supplier financing programs. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “continues,” “target,” “goal,” “projects,” “potential,” “possible,” “contemplate,” “seek,” or similar expressions, or may employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided, are also forward-looking statements.

Forward-looking statements are based on management’s current expectations and projections about future events and involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2025 Annual Report and subsequent Quarterly Reports on Form 10-Q, and in particular, the risks discussed in the sections captioned “Forward-Looking Statements and Risk Factor Summary” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. In addition, other risks and uncertainties not presently known to us or that we currently consider less significant could affect the accuracy of our forward-looking statements. Although we believe our estimates and assumptions to be reasonable, such estimates and assumptions may prove to be inaccurate. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. Forward-looking statements are provided to assist readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes, and are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required by applicable law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We caution investors not to unduly rely on the forward-looking statements when evaluating the information presented herein. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

CAUTIONARY NOTE ON NON-GAAP FINANCIAL MEASURES

In addition to disclosing detailed operating results in accordance with generally accepted accounting principles in the United States (“GAAP”), this prospectus supplement and the accompanying prospectus refer to non-GAAP financial measures (including ratios) to consider in evaluating our operating performance. Our management uses adjusted net earnings and other non-GAAP financial measures to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both GAAP and non-GAAP financial measures to assess our management’s decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations.

Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other public companies that report under GAAP and use non-GAAP financial measures to describe similar operating metrics. Non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as a substitute for any GAAP financial measure.

Non-GAAP adjusted operating earnings, non-GAAP adjusted operating margin, non-GAAP adjusted net earnings, non-GAAP adjusted diluted earnings per share (“EPS”), non-GAAP free cash flow and non-GAAP adjusted return on invested capital (“ROIC”) are non-GAAP financial measures. See “Non-GAAP Financial Measures” in our 2025 Annual Report and subsequent Quarterly Reports on Form 10-Q for the definitions and uses of each non-GAAP financial measure, and the following tables for reconciliations of each non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings and non-GAAP adjusted operating margin to earnings from operations and operating margin, respectively, for the last twelve month (“LTM”) periods ended June 30, 2026, our most recently completed fiscal quarter, and June 30, 2025, is provided in the table below:

	June 30, 2026	June 30, 2025

	(in millions, except percentages and per share amounts)
Earnings from operations	$1,369.8	$741.9
As a percentage of revenue (operating margin)	8.8%	7.0%

Restructuring and other charges (recoveries)	$9.8	$21.5
Employee SBC Expense	$78.4	$64.0
TRS FVAs	$(261.8)	$(122.1)
FCC Transitional ADJ	$-	$(0.1)
Amortization of intangible assets (excluding computer software)	$39.8	$39.7
Non-GAAP adjusted operating earnings	$1,236.0	$744.9
Non-GAAP adjusted operating margin	7.9%	7.0%

A reconciliation of non-GAAP adjusted net earnings and non-GAAP adjusted diluted EPS to net earnings from operations and diluted EPS, respectively, for the LTM periods ended June 30, 2026 and June 30, 2025, is provided in the table below:

	June 30, 2026	June 30, 2025

	(in millions, except percentages and per share amounts)
Revenue	$15,594.5	$10,587.2
Net earnings	$1,116.4	$538.4
Diluted EPS	$9.62	$4.59

Net earnings	$1,116.4	$538.4
As a percentage of revenue	7.2%	5.1%

Employee SBC Expense	$78.4	$64.0
Amortization of intangible assets (excluding computer software)	$39.8	$39.7
Restructuring and other charges (recoveries)	$9.8	$21.5
Miscellaneous expense (income)	$0.9	$7.1
TRS FVAs	$(261.8)	$(122.1)
FCC Transitional ADJ	$-	$(0.1)
Adjustment for taxes	$(36.7)	$6.8
Non-GAAP adjusted net earnings	$946.8	$555.3
As a percentage of revenue	6.1%	5.2%

Non-GAAP adjusted diluted EPS	$8.16	$4.73

Weighted average # of shares (in millions), on a basic basis	115.0	116.4
Weighted average # of shares (in millions), on a diluted basis	116.0	117.3
Actual # of shares (in millions) as of period end	115.0	115.0

A reconciliation of non-GAAP free cash flow to cash provided by operations for the LTM period ended June 30, 2026, and the LTM period ended June 30, 2025, is provided in the table below:

	June 30, 2026	June 30, 2025

	(in millions)
Cash provided by operations	$1,144.0	$548.9
Purchase of property, plant and equipment, net of sales proceeds	$(614.2)	$(162.8)
Non-GAAP free cash flow	$529.8	$386.1

A reconciliation of non-GAAP adjusted ROIC to ROIC for the LTM period ended June 30, 2026 is provided in the table below:

June 30, 2026
(in millions, except percentages and multipliers)
Earnings from operations	$1,369.8
Multiplier to annualize earnings	1
Annualized earnings from operations	$1,369.8
Average Net Invested Capital for the period	$2,659.7
ROIC %	51.5%

Non-GAAP adjusted operating earnings	$1,236.0
Multiplier to annualize earnings	1
Annualized non-GAAP adjusted operating earnings	$1,236.0
Average Net Invested Capital for the period	$2,659.7
Non-GAAP adjusted ROIC %	46.5%

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2025 Annual Report, subsequent Quarterly Reports on Form 10-Q and the other documents that we subsequently file with the SEC.

Celestica Inc.

Our Business

Celestica is a technology leader with deep expertise in design, engineering, manufacturing, supply chain and platform solutions. Celestica enables critical data center infrastructure for AI, cloud and hybrid cloud, and advances technologies in high-growth markets. We operate a network of sites and design centers strategically located in North America, Asia, and Europe.

We serve across two operating and reportable segments: Connectivity and Cloud Solutions (“CCS”) and Advanced Technology Solutions (“ATS”). Our CCS segment consists of our Communications and Enterprise end markets. Our ATS segment consists of our ATS end market, and is comprised of our Aerospace and Defense (“A&D”), Industrial, HealthTech, and Capital Equipment businesses. Customers in our CCS segment include cloud based service providers, hyperscalers and other data center customers (including digital native companies), as well as hardware original equipment manufacturers (“OEMs”) and enterprise customers. Customers in our ATS segment include OEMs in a range of diversified markets that we serve.

We offer a comprehensive range of products and services that cover the entire technology product lifecycle, including hardware design and development, new product introduction, engineering services, supply chain management and logistics, electronics manufacturing and assembly, complex mechanical assembly, precision machining, systems integration, testing, product licensing, software enablement solutions, and services, including asset management and disposition services.

Products in our CCS segment consist predominantly of data communications and information processing infrastructure products and systems primarily used in hyperscale data centers. These products include networking switches, optical systems, data center racks, servers and storage products used primarily by cloud-based and other service providers (including AI service providers), as well as enterprise customers, for a range of applications including AI workloads and cloud computing services. Our Hardware Platform Solutions (“HPS”) offering within our CCS segment enables the development of customized technology platforms, including hardware and systems-level design, software solutions (including open-source software that complements our hardware offerings, and that can be used as-is or customized for specific applications in collaboration with our customers), management of program design and aspects of the supply chain, manufacturing, and services.

Our CCS segment businesses, compared to our ATS businesses, typically have higher margin profiles and larger program volumes, as well as more significant concentration with major customers. We engage with customers in our capacity as an original design manufacturer (“ODM”) and electronics manufacturing services (“EMS”) provider, as well as offering various software solutions and services. Within our CCS segment, our HPS business, which is broadly characterized as ODM in nature, typically has a higher margin profile than our traditional EMS businesses, as we are solely or jointly involved in the design of the solution. However, due to the nature of these programs, it also requires us to make specific investments, including in research and development (“R&D”).

In recent periods, we have experienced an increasing shift in the mix of our programs towards cloud-based and other service providers, primarily hyperscalers, which are cyclically different from our traditional OEM customers, and currently experiencing a period of significant increases in product deployments to support their build-out of data center infrastructure, including to support AI applications. This demand growth has required our business to place a greater focus on various operational factors, including the management of our manufacturing capacity, human capital dedicated to these programs, supply chain, capital investments, and working capital requirements.

Products and services in our ATS segment are extensive, serving a broader customer base and are often more regulated than those in our CCS segment, and can include: government-certified and highly-specialized manufacturing, electronic and enclosure-related services for A&D customers; high-precision semiconductor equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; engineering-focused engagements, including in the areas of telematics, human machine interface, Internet-of-Things and embedded systems; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; and efficiency products to help manage and monitor the energy and power industries.

Customer engagements in our ATS segment may increasingly involve engineering services and support. However, unlike our HPS business within our CCS segment, we do not generally collaborate with ATS customers on the design of the solutions we manufacture, or engage in R&D and product development for our own proprietary portfolio of solutions. As such, the nature of the programs in our ATS business are broadly characterized as EMS engagements, and the relationships with these customers are more consistent with our traditional business model.

We remain committed to making the investments we believe are required to support our long-term objectives and to create shareholder value, while simultaneously managing our costs and resources to maximize our efficiency and productivity. Within both of our segments, we are focused on: increasing penetration in our end markets; diversifying our customer mix and product portfolios, including increasing customer engagement on design and development, engineering, and higher value-added services; and enhancing our capabilities.

Financial Highlights

The following presents selected financial highlights for the LTM period ended June 30, 2026. Amounts are presented in U.S. dollars and are calculated in accordance with GAAP, except for the non-GAAP financial measures identified below. Certain figures are approximate and reflect rounding. See “Non-GAAP Financial Measures” in our 2025 Annual Report and subsequent Quarterly Reports on Form 10-Q for the definitions and uses of each non-GAAP financial measure, and “Cautionary Note on Non-GAAP Financial Measures” in this prospectus supplement for reconciliations of each non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP, and “Cautionary Note on Forward-Looking Statements.”

For the LTM period, revenue was $15.6 billion, an increase of approximately 47% relative to the comparable prior-year LTM period. Our CCS segment contributed $12.3 billion of revenue and our ATS segment contributed $3.3 billion. Revenue from HPS, a component of our CCS segment, was $6.4 billion, an increase of approximately 66% over the comparable prior-year LTM period. Our GAAP operating margin was 8.8%, an increase of approximately 180 basis points over the comparable prior-year LTM period, and non-GAAP adjusted operating margin was 7.9%, an increase of approximately 90 basis points over the comparable prior-year LTM period.

On a GAAP basis, diluted EPS for the LTM period were $9.62, an increase of 110% relative to the comparable prior-year LTM period, and non-GAAP adjusted diluted EPS were $8.16, an increase of 73% relative to the comparable prior-year LTM period. GAAP cash provided by operations was $1.1 billion, an increase of 108% relative to the comparable prior-year LTM period, and non-GAAP free cash flow was approximately $530 million, an increase of 37% relative to the comparable prior-year LTM period. Gross capital expenditures were $625 million. Our GAAP ROIC was approximately 52% and non-GAAP adjusted ROIC was approximately 46%.

Recent Business Developments

During 2026, we further expanded our position in AI infrastructure. We entered into a collaboration with Advanced Micro Devices, Inc. (“AMD”) to develop a 1.6T scale-up switch for AMD’s Helios rack-scale AI platform. In addition, we were awarded a 1.6T co-packaged optics (“CPO”) program with a hyperscale customer. These programs are subject to customer demand, design and qualification milestones and other factors, and we can provide no assurance as to the timing or volume of any resulting revenue. See “Risk Factors” and “Cautionary Note on Forward-Looking Statements.”

Industry Metrics

Demand for AI-related data center infrastructure is expected to remain strong and durable over a multi-year period. Market research estimates that data center IT capital expenditures will reach approximately $3.1 trillion by 2030 and that the total addressable market for high-bandwidth Ethernet switches will reach approximately $163 billion by 2030. Over the period from 2026 to 2030, it is projected that the total addressable market for custom AI ASICs will grow by more than four times and that the market for 800G and higher-speed Ethernet switches will grow at a compound annual growth rate of approximately 65%.1 Industry and market data of this nature are inherently uncertain, involve a number of assumptions and estimates, and are subject to change; we have not independently verified this data, and actual results and market conditions may differ materially from these projections. See “Cautionary Note on Forward-Looking Statements” and “Risk Factors.”

Corporate Information

We were incorporated in Ontario, Canada on September 27, 1996. We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario) (the “OBCA”). Our principal executive offices are located at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada M2N 6L7. Our telephone number is (416) 448-5800. We maintain a website at www.celestica.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

Our Common Shares are listed on the NYSE and the TSX, and trade under the symbol “CLS.”

1 Source: Dell’Oro Group and 650 Group.

THE OFFERING

The following summary contains basic information about our Common Shares and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Celestica Inc. and not to its subsidiaries.

Issuer	Celestica Inc.

Common Shares Offered by us	9,677,419 Common Shares.

Option to Purchase Additional Common Shares	We have granted the Underwriters an option to purchase up to an additional 1,451,612 Common Shares from us at the public offering price less the underwriting discounts and commissions, exercisable for 30 days from the date of this prospectus supplement, to cover over-allotments, if any.

Common Shares to be Outstanding After This Offering	124,659,505 Common Shares (or 126,111,117 Common Shares if the Underwriters exercise in full their option to purchase additional Common Shares from us).

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $2.95 billion in the aggregate (or approximately $3.39 billion if the Underwriters exercise in full their option to purchase additional Common Shares from us) after deducting underwriting discounts and commissions, as well as estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and to support investments in capital expenditures, in addition to other general corporate purposes. See “Use of Proceeds.”

Exchange Listings	Our Common Shares are listed on the NYSE and the TSX under the symbol “CLS.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and in our 2025 Annual Report and subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated herein by reference, before deciding whether to invest in the Common Shares offered hereby.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 114,982,086 Common Shares outstanding as of August 4, 2026, and excludes, in each case as of such date:

•	38,549 Common Shares issuable upon the exercise of outstanding options to purchase Common Shares, at a weighted average exercise price of $10.58 per share;

•	1,526,720 Common Shares subject to outstanding restricted share unit awards (“RSUs”), performance share unit awards (“PSUs”), deferred share unit awards and director share unit awards (collectively, “DSUs”);

•	6,677,622 Common Shares reserved for issuance under our 2025 Celestica Long Term Incentive Plan (the “2025 Plan”); and

•	any Common Shares that the Underwriters may purchase pursuant to their option to purchase up to 1,451,612 additional Common Shares from us.

RISK FACTORS

An investment in our Common Shares involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2025 Annual Report and subsequent Quarterly Reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Common Shares could decline due to any of these risks or other factors, and you may lose all or part of your investment. In addition to the foregoing risks relating to us, the following are additional risks relating to this offering and an investment in our Common Shares.

The market price of our Common Shares has been volatile, which could result in substantial losses for investors in our Common Shares.

Volatility in our business can result in significant Common Share price and volume fluctuations. Factors such as changes in our financial estimates or operating results, buy/sell recommendations by securities analysts, the timing of announcements by us, our competitors, customers or vendors concerning significant product developments, acquisitions or financial performance, other events affecting companies in the contract manufacturing and design industry (including EMS and ODM companies), or the markets in which we operate, currency fluctuations, general market fluctuations, macro-economic conditions, general stock market conditions, substantial sales of our Common Shares and/or other external factors may cause the market price of our Common Shares to decline. In addition, if our operating results do not meet the expectations of securities analysts or investors, the price of our Common Shares could decline. Furthermore, the existence of our normal course issuer bid (“NCIB”) may cause our Common Share price to be higher than it would be in the absence of such a program, and repurchases under our NCIB expose us to risks resulting from a reduction in the size of our “public float,” which may reduce our trading volume as well as our Common Share price. If any of the foregoing occurs, it could cause our share price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management. You may be unable to sell your Common Shares at or above your purchase price.

We have broad discretion in the use of the net proceeds from this offering.

We expect the net proceeds from this offering to be approximately $2.95 billion (or approximately $3.39 billion if the Underwriters exercise in full their option to purchase additional Common Shares from us) after deducting the underwriting discounts and commissions, as well as estimated offering expenses payable by us. Our management will have considerable discretion in the application of net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure of our management to use these funds effectively could harm our business.

We cannot predict the impact that this offering of Common Shares may have on the market price of our Common Shares and the value of your investment in our Company.

We cannot predict the effect, if any, that sales of, or the availability for sale of, our Common Shares by us pursuant to this prospectus supplement and the accompanying prospectus will have on the market price of such securities prevailing from time to time. The fact that substantial amounts of our Common Shares will enter the public market could adversely affect the prevailing market price of our Common Shares and could impair our ability to fund acquisitions or to raise capital in the future through the sales of our securities. This offering or other sales of substantial amounts of our Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices for such shares.

Future sales, or the perception of future sales, of a substantial amount of our Common Shares may depress the price of our Common Shares.

If our shareholders sell substantial amounts of our Common Shares in the public market, or there is a perception in the market that the holders of a large number of Common Shares intend to sell Common Shares, the market price of our Common Shares could decline. These sales, or the perception of such future sales, also might make it more difficult for us to sell our equity or equity-related securities in the future at a time and price that we deem appropriate.

You may be diluted by the future issuance of Common Shares, preferred shares, or securities convertible or exchangeable into common or preferred shares, in connection with our incentive plans, acquisitions, capital raises or otherwise.

We may issue additional securities following the closing of this offering. In the future, we may sell Common Shares, convertible securities or other equity securities, including preferred securities, in one or more transactions at prices and in a manner we determine from time to time. We also expect to issue Common Shares to employees and directors pursuant to our 2025 Plan. If we sell Common Shares, convertible securities or other equity securities in subsequent transactions, or Common Shares are issued pursuant to our equity compensation plans, shareholders may be materially diluted. New investors in subsequent transactions could gain rights, preferences and privileges senior to those of holders of our Common Shares.

We do not anticipate paying cash dividends on our Common Shares in the foreseeable future, so any short-term return on your investment will depend on the market price of our Common Shares.

Any determination to pay cash dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our Common Shares will be the sole source of gain, if any, for the foreseeable future.

There can be no assurance that we will continue to repurchase Common Shares for cancellation.

Although we currently have an NCIB in effect, whether we repurchase Common Shares under such NCIB for cancellation, and the amount and timing of any such repurchases, is subject to the restrictions under our credit facility, capital availability and periodic determinations by our board of directors that Common Share repurchases are in the best interest of our shareholders and are in compliance with all applicable laws and agreements. Any future permitted Common Share repurchases, including their timing and amount, may be affected by, among other factors: our consolidated leverage ratio; our views on potential future capital requirements for strategic transactions, including acquisitions; debt service requirements; our credit rating; changes to applicable tax laws or corporate laws; and changes to our business model. In addition, the amount we spend and the number of Common Shares we are able to repurchase for cancellation under any NCIB or substantial issuer bid may further be affected by a number of other factors, including the Common Shares we arrange to be purchased by non-independent brokers to satisfy stock-based compensation awards, the price of our Common Shares and blackout periods in which we are restricted from repurchasing Common Shares. Our Common Share repurchases may change from time to time, and even if permitted under our credit facility, we cannot provide assurance that we will continue to repurchase Common Shares for cancellation in any particular amounts, or at all. A reduction in or elimination of our Common Share repurchases could have a negative effect on the price of our Common Shares.

We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the OBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our governing documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our Company by means of a tender offer, takeover bid, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the OBCA and Delaware General Corporation Law (the “DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the OBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the OBCA a holder of 5% or more of our Common Shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. Investors may find our Company and our Common Shares less attractive because we are governed by foreign laws.

You may have difficulty enforcing judgments against us and certain of our officers.

We are incorporated under the laws of the Province of Ontario, Canada. Certain of our officers are residents of Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the U.S. As a result, securityholders may find it difficult to effect service of process within the U.S. upon these persons who are not residents of the U.S., or to enforce judgments in the U.S. obtained in courts of the U.S., because a significant portion of our assets and the assets of these persons are located outside the U.S. It may also be difficult for securityholders to enforce a U.S. judgment in Canada based on the civil liability provisions of the U.S. federal securities laws or the “blue sky” laws of any state within the U.S. or to succeed in a lawsuit in Canada based only on U.S. federal or state securities laws.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $2.95 billion (or approximately $3.39 billion if the Underwriters exercise in full their option to purchase additional Common Shares from us) after deducting the underwriting discounts and commissions, as well as our estimated offering expenses totaling approximately $1,800,000.

We intend to use the net proceeds from this offering for working capital and to support investments in capital expenditures, in addition to other general corporate purposes.

While we currently anticipate that we will use the net proceeds from this offering as outlined above, the actual use of the net proceeds may vary depending upon numerous factors, including but not limited to our operating costs and capital expenditure requirements, our strategy relative to the market and other conditions in effect at the time. See “Risk Factors.”

CAPITALIZATION

Other than as disclosed under the section entitled “Prior Sales” below, there have not been any material changes in the share capital of the Company, on a consolidated basis, since June 30, 2026. As of August 4, 2026, there were 114,982,086 Common Shares issued and outstanding.

The following table summarizes our consolidated capitalization as of June 30, 2026, both actual and on an as-adjusted basis to give effect to the offering (assuming no exercise of the Underwriters’ option). This table is presented and should be read in conjunction with our audited annual consolidated financial statements for the year ended December 31, 2025 and management’s discussion and analysis thereof, and our unaudited interim condensed consolidated financial statements as at and for the three and six months ended June 30, 2026 and management’s discussion and analysis thereof, incorporated in each case by reference in this prospectus supplement.

	As of June 30, 2026
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$535.7	$3,484.4
Debt
Finance lease obligations	$75.5	$75.5
Obligations under Credit Facility	740.0	740.0
Total long-term debt	$815.5	$815.5
Shareholders’ equity
Capital stock	$1,624.1	$4,572.8
Treasury stock	(20.7)	(20.7)
Additional paid-in capital	18.9	18.9
Retained earnings (accumulated deficit)	882.0	882.0
Accumulated other comprehensive loss	(24.7)	(24.7)
Total shareholders’ equity	$2,479.6	$5,428.3
Total capitalization	$3,295.1	$6,243.8

(1)	The amount included in the table includes additional share capital raised by the Company through the offering estimated to amount to approximately $2.95 billion after deducting underwriting discounts and commissions and our estimated expenses of the offering (without exercise of the underwriters’ option).

MARKET FOR SECURITIES

Our Common Shares are listed for trading on the NYSE and the TSX under the symbol “CLS.” The following table sets forth the reported intraday high and low prices and trading volumes of our Common Shares on the NYSE on a monthly basis for the 12-month period prior to the date of this Prospectus Supplement.

Period	High Trading Price ($)	Low Trading Price ($)	Volume
August 2025	218.62	173.46	8,062,690
September 2025	261.37	183.66	8,768,631
October 2025	360.85	231.00	9,521,479
November 2025	363.40	263.23	8,360,091
December 2025	353.07	266.21	6,614,660
January 2026	352.20	273.03	8,686,204
February 2026	325.00	266.56	7,497,718
March 2026	308.93	244.54	5,634,469
April 2026	423.21	272.15	7,504,831
May 2026	434.49	325.00	6,038,967
June 2026	474.00	322.59	7,550,497
July 2026	376.35	282.21	8,901,430
August 1 – 4, 2026	374.54	313.32	709,732

Notes

(1)	Total volume of Common Shares traded is rounded to the nearest ten thousand.

On August 4, 2026, the last trading day prior to the date of this prospectus supplement, the closing price per Common Share on the NYSE was $371.15.

The following table sets forth the reported intraday high and low prices and trading volumes of our Common Shares on the TSX on a monthly basis for the 12-month period prior to the date of this prospectus supplement.

Period	High Trading Price (C$)	Low Trading Price (C$)	Volume
August 2025	301.19	240.49	17,090,366
September 2025	361.83	253.12	21,596,951
October 2025	505.86	321.89	18,064,307
November 2025	512.83	372.00	13,101,738
December 2025	487.49	367.00	14,599,136
January 2026	477.27	375.66	13,028,388
February 2026	440.00	364.39	11,472,149
March 2026	426.58	330.79	9,902,471
April 2026	576.89	379.00	11,013,951
May 2026	591.25	447.29	8,780,174
June 2026	655.50	458.90	8,393,909
July 2026	534.77	395.39	8,041,720
August 1 – 4, 2026	526.83	485.09	655,353

On August 4, 2026, the last trading day prior to the date of this prospectus supplement, the closing price per Common Share on the TSX was C$523.74.

PRIOR SALES

In the 12-month period prior to the date of this prospectus supplement, in accordance with the terms and pricing provisions of our treasury-based share-based compensation plans, we have: (i) granted 209,329 RSUs, 112,817 PSUs and 6,314 DSUs and (ii) issued 154,961 Common Shares pursuant to the exercise, redemption or settlement of RSUs, PSUs, DSUs and stock options.

DIVIDEND POLICY

We have not declared or paid any dividends to our shareholders. We intend to retain earnings for general corporate purposes to promote future growth; as such, our board of directors does not anticipate paying any dividends at this time. Our board of directors will review this policy from time-to-time, having regard to our financial condition, financing requirements and other relevant factors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the anticipated U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the acquisition, ownership and disposition of the Common Shares. This discussion addresses only holders who acquire Common Shares pursuant to this Offering and hold such Common Shares as “capital assets” (generally, assets held for investment purposes). This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), and the Canada-U.S. Tax Convention, all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, the 3.8% Medicare tax on certain net investment income, or estate or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their own tax advisers regarding such matters.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the acquisition, ownership and disposition of the Common Shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax-exempt organizations, partnerships and other pass-through entities and their owners, S corporations and their owners, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other similar arrangements, persons that acquired the Common Shares in connection with the exercise of employee share options or otherwise as compensation for services, persons that hold the common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes), persons holding common shares in connection with a trade or business, permanent establishment, or fixed base in a jurisdiction outside the United States, dealers in securities or foreign currencies, traders in securities electing to mark to market, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, or persons that own, or are treated as owning, directly, indirectly or by application of the constructive ownership rules of the Code, as applicable, 10% or more of the Corporation’s shares by voting power or by value.

As used herein, a “U.S. Holder” is a beneficial owner of the Common Shares who, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States; (2) a corporation that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Common Shares, the tax treatment of a partner in or owner of the partnership or other entity or arrangement generally will depend upon the status of the partner or owner and the activities of the entity. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are beneficial owners of the Common Shares are urged to consult their own tax advisors regarding the tax consequences of the ownership and disposition of the Common Shares.

Prospective investors are urged to consult their own tax advisors regarding the application of federal income tax laws to their particular circumstances, as well as any state, provincial, local, non-U.S. and other tax consequences of investing in the Common Shares and holding or disposing of the Common Shares.

Distributions on Common Shares

In general, subject to the PFIC rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to the Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Corporation’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that a distribution exceeds the amount of the Corporation’s current and accumulated earnings and profits, it will be treated first as a tax-free return of capital, causing a reduction in the U.S. Holder’s adjusted tax basis in the Common Shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognize by such U.S. Holder upon a subsequent disposition of the Common Shares), with any amount that exceeds the adjusted tax basis being treated as capital gain recognized on sale, exchange or other taxable disposition (as discussed below). Because the Corporation may not maintain calculations of the Corporation’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that any distribution generally will be treated as a dividend for U.S. federal income tax purposes.

Subject to applicable limitations and provided the Corporation is eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Corporation to non-corporate U.S. Holders, including individuals, may be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Corporation is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Dividends received by U.S. Holders from a foreign corporation that either is a PFIC in the taxable year of the distribution or was a PFIC in the preceding taxable year will not constitute dividends eligible for such reduced rates of taxation. Instead, such dividends would be subject to tax at ordinary income rates. Any amount of distributions treated as dividends generally will not be eligible for the dividends received deduction available to certain corporate U.S. Holders in respect of dividends received from U.S. corporations.

Distributions to a U.S. Holder with respect to the Common Shares may be subject to Canadian non-resident withholding tax. See “Material Canadian Federal Income Tax Considerations” below. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. For purposes of calculating a U.S. Holder’s foreign tax credit, dividends received by such U.S. Holder with respect to the shares of a foreign corporation, including the Common Shares, generally constitute foreign-source income. Dividends received by a U.S. Holder with respect to the Common Shares will generally constitute “passive category income” for purposes of the foreign tax credit. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of the Common Shares, a U.S. Holder will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis of such Common Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Common Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the Common Shares will equal the cost of such Common Shares. Such gain or loss generally will be a long-term capital gain or loss if the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company Rules

A foreign corporation will be considered a PFIC for any taxable year in which either (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” In general, “passive income” includes dividends, interest, certain rents and royalties and certain gains, including the excess of gains over losses from certain commodities transactions. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it directly holds its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. We do not believe that we were a PFIC for the taxable year ending December 31, 2025 and do not expect to be a PFIC for the current taxable year ending December 31, 2026, although our PFIC status for such period will not be determinable until after the close of the year and accordingly no assurances can be given that we will not become a PFIC for the current or any future year. Our status as a PFIC in any taxable year, however, requires a factual determination that can only be made annually after the close of each taxable year. Therefore, there can be no assurance as to whether we will be classified as a PFIC for the current taxable year or for any future taxable year.

If we are classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of the Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of Common Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for Common Shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Corporation is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of Common Shares as security for a loan may be treated as a taxable disposition of Common Shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a Common Share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for Common Shares).

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which the Corporation is treated as a PFIC with respect to such U.S. Holder and any of the Corporation’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder generally will be deemed to own its proportionate interest (by value) in any Subsidiary PFIC regardless of such U.S. Holder's percentage ownership in the Corporation and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in the Corporation.

The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election (a “QEF Election”), with respect to its interest in the PFIC. Consequently, if the Corporation is classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat the Corporation as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds Common Shares. If a U.S. Holder makes a timely QEF Election with respect to the Corporation, provided that the necessary information is provided by the Corporation, the electing U.S. Holder would be required in each taxable year that the Corporation is considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Corporation and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Corporation, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in Common Shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in Common Shares and will not be taxed again as distributions to the U.S. Holder. We cannot assure that the information necessary for U.S. Holders to make a QEF Election if it is determined that we are a PFIC will be provided to U.S. Holders.

Alternatively, if we are to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (a “Mark-to-Market Election”), instead of a QEF Election, provided Common Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a Mark-to-Market Election with respect to any Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a Mark-to-Market Election, as well as the advisability of making a protective QEF Election in case the Corporation is classified as a PFIC in any taxable year.

In addition, as described above, if we were a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rate with respect to dividends paid to certain non-corporate U.S. Holders would not be available.

During any taxable year in which the Corporation or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their own tax advisers concerning annual filing requirements.

Receipt of Foreign Currency

The gross amount of any payments paid in Canadian dollars will equal the U.S. dollar value of such payments determined by reference to the exchange rate on the day they are received by the U.S. Holder (with the value of such payments computed before any reduction for any Canadian withholding tax), regardless of whether the payments are in fact converted into U.S. dollars at that time. A U.S. Holder will have a tax basis in Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the payment. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax considerations arising from or relating to the acquisition, ownership and disposition of non-U.S. currency.

Required Disclosure with Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in the Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institution), by attaching a completed IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold an interest in the Common Shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Common Shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material Canadian federal income tax considerations generally applicable to a person (a “U.S. Common Holder”) who acquires as beneficial owner Common Shares pursuant to this offering and who, for purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) (as amended, the “Tax Treaty”), at all relevant times is resident in the U.S. and is neither resident nor deemed to be resident in Canada, is eligible for benefits under the Tax Treaty, deals at arm’s length and is not affiliated with Celestica, holds such Common Shares as capital property, and does not use or hold, and is not deemed to use or hold, the Common Shares in carrying on business in Canada. Special rules, which are not discussed in this summary, may apply to a U.S. Common Holder that is a financial institution (as defined in the Canadian Tax Act), or is an insurer to whom the Common Shares are designated insurance property (as defined in the Canadian Tax Act).

This summary is based on an understanding of the current provisions of the Tax Treaty, the Canadian Tax Act, and the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Tax Treaty publicly announced by the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all.

This summary does not express an exhaustive discussion of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account the tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada, which may differ significantly from the considerations described in this summary.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder, and no representation with respect to the Canadian federal income tax consequences to any particular holder is made. Consequently, U.S. Common Holders should consult their own tax advisors with respect to the income tax consequences to them having regard to their particular circumstances.

All amounts relevant in computing a U.S. Common Holder’s liability under the Canadian Tax Act are to be computed in Canadian dollars.

Taxation of Dividends

By virtue of the Canadian Tax Act and the Tax Treaty, dividends (including stock dividends) on Common Shares paid or credited or deemed to be paid or credited to a U.S. Common Holder who is the beneficial owner of such dividends will generally be subject to Canadian non-resident withholding tax at the rate of 15% of the gross amount of such dividends. Under the Tax Treaty, the rate of withholding tax on dividends is reduced to 5% if that U.S. Common Holder is a company that beneficially owns (or is deemed to beneficially own) at least 10% of the voting stock of Celestica. Moreover, under the Tax Treaty, dividends paid to certain religious, scientific, literary, educational or charitable organizations and certain pension organizations that are resident in, and generally exempt from tax in, the U.S. generally are exempt from Canadian non-resident withholding tax. Provided that certain administrative procedures are observed by such an organization, Celestica would not be required to withhold such tax from dividends paid or credited to such organization. Any such organization that has suffered withholding tax should consult its own advisors about the possibility of seeking a refund.

Disposition of Common Shares

A U.S. Common Holder will not be subject to tax under the Canadian Tax Act in respect of any gain realized on the disposition or deemed disposition of Common Shares unless the Common Shares constitute or are deemed to constitute “taxable Canadian property” other than “treaty-protected property,” each as defined in the Canadian Tax Act, at the time of such disposition. Generally, Common Shares will not be “taxable Canadian property” to a U.S. Common Holder at a particular time, where the Common Shares are listed on a designated stock exchange (which currently includes the TSX and NYSE) at that time, unless at any time during the 60-month period immediately preceding that time: (A) the U.S. Common Holder, persons with whom the U.S. Common Holder did not deal at arm’s length, partnerships of which the U.S. Common Holder or persons not dealing at arm’s length with the U.S. Common Holder hold a membership interest (directly or indirectly through another partnership) or the U.S. Common Holder together with all such persons or partnerships, owned 25% or more of the issued shares of any class or series of shares of the capital stock of Celestica; and (B) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties”, (iii) “timber resource properties” and (iv) options in respect of, or interests in, property described in (i) to (iii), in each case as defined in the Canadian Tax Act. Pursuant to Proposed Amendments that, if enacted, will come into effect upon Royal Assent, shares underlying any options in respect of, or interests in, shares, held by a Common Holder are included in evaluating whether the 25% threshold referred to above is met. In certain circumstances set out in the Canadian Tax Act, the Common Shares of a particular U.S. Common Holder could be deemed to be “taxable Canadian property” to that holder. Even if the Common Shares are “taxable Canadian property” to a U.S. Common Holder, they generally will be “treaty-protected property” to such holder by virtue of the Tax Treaty if the value of such shares at the time of disposition is not derived principally from “real property situated in Canada”, as defined for these purposes under the Tax Treaty and the Canadian Tax Act. It is expected that the value of the Common Shares should not be considered derived principally from such “real property situated in Canada” at any relevant time; accordingly, any gain realized by the U.S. Common Holder upon the disposition of the Common Shares generally should be exempt from tax under the Canadian Tax Act.

UNDERWRITING

We and the Underwriters named in the table below (collectively, the “Underwriters”) have entered into an underwriting agreement with respect to the Common Shares being offered. Subject to certain conditions, the Underwriters have agreed to purchase the number of Common Shares indicated in the following table.

Underwriters	Number of Common Shares
BofA Securities, Inc.	2,134,408
Citigroup Global Markets Inc.	2,134,408
TD Securities Inc.	1,710,890
CIBC World Markets Corp.	920,743
J.P. Morgan Securities LLC	920,743
RBC Capital Markets, LLC	920,743
BNP Paribas Securities Corp.	255,132
Credit Agricole Securities (USA) Inc.	255,132
MUFG Securities Americas Inc.	170,088
Scotia Capital (USA) Inc.	170,088
Canaccord Genuity LLC	42,522
Stifel, Nicolaus & Company, Incorporated	42,522
Total	9,677,419

The offering is being made concurrently in the United States and in each of the provinces and territories of Canada. The Common Shares will be offered in the United States through those Underwriters who are registered to offer the Common Shares for sale in the United States, either directly or indirectly through their respective U.S. broker-dealer affiliates or agents, and such other registered dealers as may be designated by the Underwriters. The Common Shares will be offered in each of the provinces and territories of Canada through those Underwriters or their respective Canadian affiliates who are registered to offer the Common Shares for sale in such provinces and territories and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters or their affiliates, or such other registered dealers as may be designated by the Underwriters, may offer the Common Shares outside of the United States and Canada.

The obligations of the Underwriters under the underwriting agreement are subject to customary conditions, including the delivery of certain documents and legal opinions and the condition that there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the TSX; (ii) a suspension or material limitation in trading in our securities on the NYSE or on the TSX; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriters’ judgment such as to make it impracticable or inadvisable to proceed with our offering or the delivery of our Common Shares. The Underwriters, however, are obligated to take and pay for all of the Common Shares being offered.

We have agreed to indemnify the Underwriters and their directors, officers and employees against certain liabilities, including, without restriction, liabilities under the Securities Act and civil liabilities under Canadian securities legislation, and to contribute to any payments the Underwriters may be required to make in respect thereof.

Pricing of the Offering

The Underwriters have agreed to purchase the Common Shares from us at a price of $304.885 per share, which will result in $2.95 billion of proceeds to us before expenses. Common Shares sold by the Underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Common Shares sold by the Underwriters to securities dealers may be sold at a discount from the public offering price. After the initial offering of the Common Shares, the Underwriters may change the offering price and the other selling terms. Any such change will not affect the proceeds received by us. The compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Common Shares is less than the gross proceeds to be paid by the Underwriters to us.

The offering of the Common Shares by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part, and the right is reserved to close the subscription books at any time without notice.

Option to Purchase Additional Common Shares

We have granted the Underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,451,612 additional Common Shares at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. If the Underwriters exercise this option, each Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Common Shares approximately proportionate to that Underwriter’s commitment indicated in the table above.

Fees

In consideration for their services in connection with the offering, the Underwriters will receive the aggregate of the difference, if any, between the price at which they purchase the Common Shares from us and the price at which the Underwriters sell such Common Shares to the public pursuant to the offering. Our fees and expenses of the offering, excluding underwriting discounts and commissions, are estimated at approximately $1,800,000. We have also agreed to reimburse the Underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority up to $5,000.

Lock-Up Arrangements

We and our officers and directors have agreed with the Underwriters, subject to certain exceptions, not to dispose of or hedge any of our or their Common Shares or securities convertible into or exchangeable for Common Shares (“Other Securities”) during the period from the date of the underwriting agreement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the Underwriters.

The restrictions on us described above do not apply with respect to certain transactions, including in connection with (i) the sale of our Common Shares to the Underwriters pursuant to the underwriting agreement, (ii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any equity incentive plan or share purchase plan in effect on the date of the underwriting agreement and described or incorporated by reference in this prospectus supplement, (iii) the issuance of options or other equity awards, or the issuance of Common Shares upon exercise, redemption or settlement of such options or equity awards, pursuant to our equity incentive plans or share purchase plans described or incorporated by reference in this prospectus supplement, (iv) to the extent conducted in the ordinary course of business and consistent with prior practice, the entry into total return swap agreements and the transactions thereunder in connection with the settlement of equity awards, (v) the entry into an agreement providing for the issuance of Common Shares or Other Securities (including, without limitation, options, restricted stock, restricted stock units or warrants) in connection with an acquisition by us or our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and an issuance of any securities pursuant to any such agreement, (vi) the entry into any agreement providing for the issuance of Common Shares or Other Securities (including, without limitation, options, restricted stock, restricted stock units or warrants) in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of an such securities pursuant to any such agreement, provided that the issuance of any such securities, pursuant to clauses (v) and (vi) herein shall not exceed 10%, in the aggregate, of the total number of Common Shares outstanding immediately following the completion of this offering (including Shares issued pursuant to the option to purchase additional Common Shares), (vii) the issuance of Common Shares upon the conversion or exchange of convertible or exchangeable securities outstanding on the date of the underwriting agreement, or (viii) the adoption of, or the issuance of Common Shares or Other Securities (including, without limitation, options, restricted stock, restricted stock units or warrants) pursuant to the terms of, a shareholder rights plan.

The restrictions on our executive officers and directors described above do not apply with respect to certain transactions, including in connection with (i) transfers or distributions of our Common Shares or Other Securities as bona fide gifts, charitable contributions, or for bona fide estate planning purposes, provided that the transferee enters into a lock-up agreement with the Underwriters, (ii) transfers or distributions of our Common Shares or Other Securities upon death or by will, testamentary document or intestate succession, provided that the transferee enters into a lock-up agreement with the Underwriters, (iii) transfers or distributions of our Common Shares or Other Securities to immediate family members or to any trust for the holder’s or their immediate family member’s direct or indirect benefit, provided that the transferee enters into a lock-up agreement with the Underwriters, (iv) transfers or distributions of our Common Shares or Other Securities by a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, provided that the transferee enters into a lock-up agreement with the Underwriters, (v) transfers or distributions of our Common Shares or Other Securities to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, provided that the transferee enters into a lock-up agreement with the Underwriters, (vi) transfer or distributions to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) transfers or distributions of our Common Shares or Other Securities by a corporation, partnership, limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that is an affiliate of the holder, or to any investment fund or other entity which fund or entity is controlled or managed by the holder or its affiliates, or as part of a distribution by the holder to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, provided that the transferee enters into a lock-up agreement with the Underwriters, (viii) transfers of our Common Shares or Other Securities that occur by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other order of a court or regulatory agency, provided that the transferee enters into a lock-up agreement with the Underwriters, (ix) sales of the holder’s Common Shares acquired from the Underwriters in this offering or in open market transactions after the closing date of this offering, (x) transfers of Common Shares or Other Securities to us upon a vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase Common Shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the restricted period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the described or incorporated by reference in this prospectus supplement immediately prior to the date of the underwriting agreement, provided that any Common Shares or Other Securities received upon such exercise or settlement would be subject to the restrictions set forth above, (xi) the establishment by such holders of a trading plan under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of Common Shares or Other Securities during the restricted period, (xii) sales pursuant to a trading plan established prior to the date of this prospectus supplement and not amended or modified during the restricted period, and (xiii) transfers of our Common Shares or Other Securities in connection with a bona fide third-party tender offer, merger, consolidation, or other similar transaction involving a change of control that is approved by our board of directors, provided that if such transaction is not completed, all such securities would remain subject to the restrictions set forth above.

Settlement

The Common Shares to be distributed to the public under the offering will be deposited on the closing date, which is expected to be on or about August 7, 2026, under the book-based system of registration and registered in the name of The Depository Trust Company (“DTC”) or its nominee or CDS Clearing and Depository Services Inc. (“CDS”) or its nominee. No certificates evidencing the Common Shares will be issued to purchasers of the Common Shares. Purchasers of the Common Shares will receive only a customer confirmation from the Underwriters or other registered dealer from or through whom a beneficial interest in the Common Shares is purchased.

Price Stabilization, Short Positions and Passive Market Making

In connection with the offering, the Underwriters may, subject to applicable law, over-allocate or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Common Shares while the offering is in progress. These transactions may also include making short sales of the Common Shares, which involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the offering. Short sales may be “covered short sales” or may be “naked short sales”, which involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the offering. The Underwriters may close out any covered short position by purchasing Common Shares in the open market.

The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase Common Shares in the offering.

In addition, in accordance with policy statements of certain Canadian securities regulators and the Universal Market Integrity Rules for Canadian Marketplaces (“UMIR”), the Underwriters may not, at any time during the period of distribution, bid for or purchase Common Shares. The foregoing restriction is, however, subject to exceptions as permitted by such policy statements and UMIR. These exceptions include a bid or purchase permitted under the provisions of such policy statements and UMIR relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution.

As a result of these activities, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. The Underwriters may carry out these transactions on any stock exchange on which the Common Shares are listed, in the over the counter market, or otherwise.

Our Common Shares are listed on the NYSE in the United States and on the TSX in Canada under the symbol “CLS.”

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates may have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Other than Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated, each of the Underwriters or certain of their affiliates are lenders under our credit facility.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States and each of the Canadian provinces and territories, no action has been taken by us or the Underwriters that would permit a public offering of the Common Shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The Common Shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Common Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common shares may only be made to persons, or to the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.

The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Hong Kong

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Our common shares may not be offered or sold in Hong Kong by means of this prospectus or any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to our common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the offer of common shares which is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the common shares.

Accordingly, the common shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the common shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the common shares. The common shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the common shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the common shares. The common shares may only be transferred en bloc without subdivision to a single investor.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1) (a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in common shares described herein. The common shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading venue in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading venue in Switzerland, and neither this document nor any other offering or marketing material relating to the common shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This Prospectus Supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus Supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this Prospectus Supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The Common Shares to which this Prospectus Supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Shares offered should conduct their own due diligence on the Common Shares. If you do not understand the contents of this Prospectus Supplement you should consult an authorized financial advisor.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom in contravention of Regulation 12 of the Public Offers and Admissions to Trading Regulations 2024 (SI 2024/105) (the “POATRs”), except that offers of shares may be made to the public in the United Kingdom at any time under the following exceptions from the prohibition in Schedule 1 to the POATRs:

(a)	to any legal entity which is a qualified investor as defined in Regulation 3 of the POATR;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATR); or

(c)	in any other circumstances falling within any other exception set out in Schedule 1 to the POATRs, provided that no such offer of common shares shall require the publication of a prospectus or other offer document pursuant to the POATRs or any rules made by the Financial Conduct Authority thereunder.

For the purposes of this provision, the expression an “offer to the public” in relation to any common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to buy or subscribe for any common shares.

This document is being distributed in the United Kingdom only to, and is directed only at investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and high net worth entities and other persons to whom it may lawfully be communicated within Article 49(2)(a) to (d) of the Order (all such persons together being “relevant persons”). Any investment activity to which this document relates will only be engaged in with relevant persons and no person who is not a relevant person may act or rely on this document or any of its contents.

Accordingly, each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares in, from or otherwise involving the United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. Certain of our officers are residents of Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the U.S. As a result, securityholders may find it difficult to effect service of process within the U.S. upon these persons who are not residents of the U.S., or to enforce judgments in the U.S. obtained in courts of the U.S., because a significant portion of our assets and the assets of these persons are located outside the U.S. It may also be difficult for securityholders to enforce a U.S. judgment in Canada based on the civil liability provisions of the U.S. federal securities laws or the “blue sky” laws of any state within the U.S. or to succeed in a lawsuit in Canada based only on U.S. federal or state securities laws.

LEGAL MATTERS

Certain legal matters relating to Canadian law with respect to the offering will be passed upon on our behalf by Blake, Cassels & Graydon LLP and on behalf of the Underwriters by Osler, Hoskin & Harcourt LLP. Certain legal matters relating to United States law with respect to the offering will be passed upon on our behalf by Skadden, Arps, Slate, Meagher & Flom LLP and on behalf of the Underwriters by Paul, Weiss, Rifkind, Wharton & Garrison LLP. As at the date of this prospectus supplement, the partners and associates of each of Blake, Cassels & Graydon LLP and Osler, Hoskin & Harcourt LLP beneficially own, directly or indirectly, less than 1% of any registered or beneficial interests, direct or indirect, in any securities or other property of the Company or of any associate or affiliate of the Company.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, incorporated in this prospectus by reference to our 2025 Annual Report, and the effectiveness of our internal control over financial reporting as of December 31, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting. KPMG LLP is located at: Vaughan Metropolitan Centre, 100 New Park Place, Suite 1400, Vaughan, ON Canada.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and the registrar for our common shares in Canada is Computershare Investor Services Inc., located at its principal office in Toronto, Ontario, Canada.

PROSPECTUS

Celestica Inc.

Common Shares
Preferred Shares
Debt Securities
Warrants

We may offer and sell from time to time, in one or more offerings: common shares, preferred shares, debt securities and/or warrants to purchase common shares, preferred shares, debt securities or warrants (collectively, the "securities"). This prospectus may also be used by our shareholders to offer our common shares.

This prospectus describes some of the general terms that may apply to the securities. Each time we (or any selling shareholder) offer to sell any securities, we will provide specific terms of such securities and the offering in a supplement to this prospectus and/or a free writing prospectus. We may not use this prospectus to sell securities unless we also give prospective investors a supplement to this prospectus and/or a free writing prospectus. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and/or free writing prospectus carefully before you invest in our securities. All references in this prospectus to a prospectus supplement include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of any securities offering hereunder.

We (or any selling shareholder) may offer the securities for sale in a number of different ways, including directly to purchasers, through one or more agents, or to or through underwriters or dealers, or through a combination of these methods, on a delayed or continuous basis. For additional information, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials. Any selling shareholder will be named in a supplement to this prospectus.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbol "CLS." On February 28, 2025, the last reported sale price of the common shares on the NYSE was $107.05 per common share.

Investing in our securities involves risk. See the "Risk Factors" section on page 5 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our securities.

NEITHER the Securities and Exchange Commission Nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, "Celestica," the "Company," "we," "us" and "our" refer to Celestica Inc. and its subsidiaries.

This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") as a "well known seasoned issuer" using the "shelf" registration process. Under this shelf registration process, using this prospectus, we may offer and sell, from time to time, in one or more offerings, any of the securities described in this prospectus (and our shareholders may offer and sell our common shares). This prospectus provides a general description of the securities we may offer, as well as other information you should know before investing in our securities. Each time we or selling shareholders sell securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that contains specific information about the terms of the offering and of the securities being offered. The prospectus supplement or free writing prospectus may also add, clarify, update or change information contained in this prospectus, and accordingly, to the extent any statement we make in that prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement or free writing prospectus. No limit exists on the aggregate amount of the securities we or selling shareholders may sell pursuant to the registration statement of which this prospectus is a part. You should read this prospectus, any applicable prospectus supplements or free writing prospectuses, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" below, before you decide whether to invest in our securities. All references in this prospectus to a prospectus supplement include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of any securities offering hereunder.

You should rely only on the information we provide or incorporate by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus, any prospectus supplement, or any other document we incorporate by reference herein or therein is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus, prospectus supplement, or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

This prospectus does not contain all of the information included in the registration statement of which it is a part. We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement, which can be obtained from the Commission as described below under the caption "Where You Can Find More Information." You may also obtain the information we incorporate by reference into this prospectus without charge by following the instructions below under the caption "Incorporation of Certain Information by Reference."

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. We are not (and any selling shareholders are not), making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities registered hereby regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the securities offered hereby.

In this prospectus, unless we state otherwise, all dollar amounts in this prospectus are expressed in United States (U.S.) dollars, and all references to "U.S.$" or "$" are to U.S. dollars.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information appearing later in this prospectus or contained in the documents that we incorporate by reference into this prospectus.

Our Business

We deliver innovative supply chain solutions globally to customers in two operating and reporting segments: Advanced Technology Solutions ("ATS") and Connectivity and Cloud Solutions ("CCS").

Our ATS segment consists of our ATS end market, and is comprised of our aerospace and defense ("A&D"), Industrial, HealthTech, and Capital Equipment businesses. Our Capital Equipment business is comprised of our semiconductor and display businesses. Our CCS segment consists of our Communications and Enterprise end markets. Our Enterprise end market is comprised of our servers and storage businesses.

Our customers include original equipment manufacturers ("OEMs"), cloud-based and other service providers, including hyperscalers, and other companies in a wide range of industries. Our global headquarters is located in Toronto, Ontario, Canada. We operate a network of sites and centers of excellence strategically located in North America, Europe and Asia, with specialized end-to-end supply chain capabilities tailored to meet specific market and customer product lifecycle requirements.

We offer a comprehensive range of product manufacturing and related supply chain services to customers in both of our segments, including design and development, new product introduction, engineering services, component sourcing, electronics manufacturing and assembly, testing, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics, product licensing, and after-market repair and return and IT asset management and disposition ("ITAM/ITAD") services. Our Hardware Platform Solutions ("HPS") offering, within our CCS segment, includes the development of infrastructure platforms, hardware and software design solutions, including open-source software that complements our hardware offerings, and services that can be used as-is, or customized for specific applications in collaboration with our customers, and management of program design and aspects of the supply chain, manufacturing, and after-market support, including ITAM/ITAD.

We believe our services and solutions create value for our customers by enabling their strategies, while accelerating their time-to-market, and by providing higher quality, lower cost, and reduced cycle times (as compared to insourcing) in our customers' supply chains. We believe this results in lower total cost of ownership, greater flexibility, higher returns on invested capital and improved competitive advantage for our customers in their respective markets.

Products and services in our ATS segment are extensive and are often more regulated than in our CCS segment, and can include the following: government-certified and highly-specialized manufacturing, electronic and enclosure-related services for A&D customers; high-precision semiconductor and display equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; engineering-focused engagements, including in the areas of telematics, human machine interface, Internet-of-Things and embedded systems; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; and efficiency products to help manage and monitor the energy and power industries. Products and services in our CCS segment consist predominantly of enterprise-level data communications and information processing infrastructure products and systems, and can include routers, switches, data center interconnects, edge solutions, servers and storage-related products used by a wide range of businesses and cloud-based and other service providers to manage digital connectivity, commerce and social media applications. Our ATS segment businesses typically have higher margin profiles and margin volatility, higher working capital requirements, lower volumes and longer product lifecycles than the traditional businesses in our CCS segment. Within our CCS segment, however, our HPS business (which includes firmware/software enablement across all primary IT infrastructure data center technologies, open-source software offerings that complement our hardware platforms, and after-market services, including ITAM/ITAD) typically has a higher margin profile than our traditional CCS businesses, but also requires specific investments (including research and development ("R&D")) and higher working capital. Our CCS segment generally experiences a high degree of volatility in terms of revenue and product/service mix, and as a result, our CCS segment margin can fluctuate from period to period. In recent periods, we have experienced an increasing shift in the mix of our programs towards cloud-based and other service providers, which are cyclically different from our traditional OEM customers, creating more volatility and unpredictability in our revenue patterns, and additional challenges with respect to the management of our supply chain and working capital requirements.

We remain committed to making the investments we deem necessary to support our long-term growth strategy, strengthen our competitive position, enhance customer satisfaction, and increase long-term shareholder value. Within both of our segments, we are focused on: increased penetration in our end markets; diversifying our customer mix and product portfolios, including increasing design and development, engineering, and after-market services (higher value-added services); and diversifying our capabilities and supply chain. We intend to continue to expand our business by growing our CCS segment, focusing on our HPS business, high-value EMS programs (including with hyperscalers) and services, and by continuing to pursue new customers and acquisition opportunities in both of our segments.

Corporate Information

We were incorporated in Ontario, Canada on September 27, 1996. We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario) (the "OBCA"). Our principal executive offices are located at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada M2N 6L7. Our telephone number is (416) 448-5800.

Prior to our incorporation, we were an IBM manufacturing unit that provided manufacturing services to IBM for more than 75 years. In 1993, we began providing electronics manufacturing services to non-IBM customers. In October 1996, we were purchased from IBM by an investor group led by Onex Corporation ("Onex"), and in 1998, we completed our initial public offering. In June 2023 and August 2023, Onex (our then-controlling shareholder), completed underwritten secondary public offerings of an aggregate of approximately 18.8 million of our Subordinate Voting Shares (now designated common shares). In connection with such offerings, we converted all of our outstanding multiple voting shares ("MVS") into Subordinate Voting Shares (now designated common shares). Subsequent to the August 2023 secondary offering, we have no MVS outstanding and Onex is no longer our controlling shareholder.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange, and trade under the symbol "CLS."

The Securities

We may use this prospectus to offer: common shares; preferred shares; debt securities (consisting of senior or subordinated, and/or secured or unsecured, debentures, notes or other evidences of indebtedness); and/or warrants to purchase common shares, preferred shares, debt securities or other securities. This prospectus may also be used by our shareholders to offer our common shares. Our debt securities may be guaranteed by one or more of our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those described herein associated with an investment in the securities.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Net Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from our sale of any securities for general corporate purposes. We will not receive any proceeds from the sale of our common shares by any selling shareholders.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) contain "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the U.S. Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), including, without limitation, statements related to: our priorities, intended areas of focus, targets, objectives and goals; trends in the electronics manufacturing services ("EMS") industry and our segments (and/or their constituent businesses) and their anticipated impact; the anticipated impact of current market conditions and customer-specific factors on each of our segments (and/or their constituent businesses) and near term expectations; potential restructuring and divestiture actions; our anticipated financial and/or operating results and outlook, including expected revenue increases and decreases (or remaining flat), as well as growth in certain businesses and end markets; our strategies; our credit risk; the potential impact of acquisitions, or program wins, transfers, losses or disengagements; materials, component and supply chain constraints; anticipated expenses, capital expenditures and other working capital requirements and contractual obligations (and intended methods of funding such items); the potential impact of trade policies between countries in which we conduct business (including the potential tariffs implemented by U.S. government); the impact of our price reductions and longer payment terms; our intended repatriation of certain undistributed earnings from non-Canadian subsidiaries (and amounts we do not intend to repatriate in the foreseeable future); the potential impact of tax and litigation outcomes; investor dissatisfaction with inclusion, employee engagement, and other environmental, social and governance ("ESG") matters; our intention to settle employee share unit awards in common shares ("Common Shares"); our ability to use certain tax losses; intended investments in our business; the potential impact of the pace of technological changes, customer outsourcing, program transfers, and the global economic environment; the intended method of funding Common Share repurchases; the impact of our outstanding indebtedness; liquidity and the sufficiency of our capital resources; our intention to settle outstanding equity awards with Common Shares; our financial statement estimates and assumptions; recently-issued accounting pronouncements and amendments; the potential adverse impacts of events outside of our control; mandatory prepayments under our credit facility; pension plan funding requirements and obligations, and the impact of annuity purchases; our compliance with covenants under our credit facility; refinancing debt at maturity; interest rates and expense; income tax incentives; accounts payable cash flow levels; accounts receivable sales; expectations with respect to reporting units with goodwill; our future warranty obligations; cybersecurity threats and incidents; our intentions with respect to environmental assessments for newly-leased or acquired properties; our expectations with respect to expiring leases; our intention to retain earnings for general corporate purposes; costs in connection with our pursuit of acquisitions and strategic transactions; and expectations regarding the acceptance of offers to sell accounts receivable ("A/R") under our A/R sales programs and supplier financing programs. Also, documents which we subsequently file with the Commission and are incorporated herein by reference will contain such forward-looking statements. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "continues," "project," "target," "objective," "goal," "potential," "possible," "contemplate," "seek," or similar expressions, or may employ such future or conditional verbs as "may," "might," "will," "could," "should" or "would," or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided, are also forward-looking statements. For forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, and for forward-looking information under applicable Canadian securities laws.

Forward-looking statements contained in this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) are based on various assumptions, many of which involve factors that are beyond our control. Our material assumptions include: growth in manufacturing outsourcing from customers in diversified markets; our ability to retain programs and customers, including no unexpected customer or program transfers, losses or disengagements; no unforeseen adverse changes in our mix of businesses; no undue negative impact on our customers' ability to compete and succeed using products we manufacture and services we provide; continued growth in our end markets; our ability to successfully diversify our customer base and develop new capabilities; anticipated demand levels across our businesses; continued growth in the advancement and commercialization of artificial intelligence ("AI") technologies and cloud computing; supporting sustained high levels of capital expenditure investments by leading hyperscaler, AI and data center customers; no significant unforeseen negative impacts to our operations; no unforeseen materials price increases, margin pressures, or other competitive factors affecting the EMS or original design manufacturer industries in general or our segments in particular; compliance by third parties with their contractual obligations; that our customers will retain liability for product/component tariffs and countermeasures; our ability to keep pace with rapidly changing technological developments; the successful resolution of quality issues that arise from time to time; fluctuation of production schedules from our customers in terms of volume and mix of products or services; the timing and execution of, and investments associated with, ramping new business; supplier performance and quality, pricing and terms; the costs and availability of components, materials, services, equipment, labor, energy and transportation; no significant decline in the global economy or in economic activity in our end markets due to a major recession or otherwise; no unforeseen disruptions due to geopolitical factors (including war) causing significant negative impacts to economic activity, global or regional supply chains or normal business operations; that global inflation will not have a material impact on our revenues or expenses; the impact of anticipated market conditions on our businesses; the stability of currency exchange rates; the availability of capital resources for, and the permissibility under our credit facility of, repurchases of outstanding Common Shares under our current normal course issuer bid ("NCIB"), and compliance with applicable laws and regulations pertaining to NCIBs; compliance with applicable credit facility covenants and the components of our leverage ratios (as defined in our credit facility); our maintenance of sufficient financial resources to fund currently anticipated financial actions and obligations and to pursue desirable business opportunities; global tax legislation changes; the timing, execution and effect of restructuring actions; and no unforeseen adverse changes in the regulatory environment.

Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Commission. You are advised, however, to consult any further disclosures we make on related subjects. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q in the section titled "Risk Factors" and as may be included from time to time in our reports filed with the Commission.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the section captioned "Risk Factors" in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including the "Risk Factors" section of our most recent Annual Report on Form 10-K, and any updates to those Risk Factors in subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects. Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Please see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" for information on where you can find the documents we have filed with or furnished to the Commission and which documents are incorporated into this prospectus by reference.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus. Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, including, without limitation, working capital, the repayment of existing debt, and/or financing capital investments or acquisitions. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities. We will not receive any proceeds from the sale of common shares by any selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The rights of our shareholders are governed by the OBCA, our Restated Articles of Incorporation ("Articles"), and our by-laws ("By-laws"). Our authorized share capital consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, issuable in series, without nominal or par value. The following description is a summary of the material terms of our common shares. You should refer to each of our Articles and By-laws for complete information regarding its respective provisions, copies of which are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part.

Common Shares

Dividends. Subject to the prior rights of the holders of preferred shares, the holders of common shares shall be entitled to receive dividends, and the Company shall pay dividends on the common shares, as and when declared by the board of directors of the Company (the "Board"), in such amount and in such form as the Board may from time to time determine.

Voting Rights. The holders of the common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company, and to vote together at all such meetings, except meetings at which only the holders of one class or series of shares are entitled to vote separately as a class or series, as the case may be. The holders of common shares shall be entitled to one vote per share at any meeting of holders of common shares at which they are entitled to vote separately as a class. Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected, by a plurality, and in the case of an amalgamation or amendments to our Articles, by two-thirds) of the votes cast in respect of common shares held by persons present in person or by proxy, voting together.

Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of preferred shares, the holders of the common shares then outstanding shall be entitled to receive the remaining property and assets of the Company rateably according to the number of common shares held by each holder.

Other Rights. The common shares are not redeemable, nor do the holders of such shares have pre-emptive purchase rights. Directors do not stand for re-election at staggered intervals. Other than under applicable securities laws, there are no restrictions on the transferability of common shares.

Substantial Shareholders. There are no provisions in the Articles or the Company's By-laws discriminating against any existing or prospective holder of our securities as a result of such shareholder owning a substantial number of our securities.

However, transactions involving shareholders that hold a substantial number of securities may be subject to Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). MI 61-101 contains requirements in connection with certain types of transactions including related party transactions. Related party transactions include, for an issuer, certain types of transactions between the issuer and a person that is a related party of the issuer at the time the transaction is agreed to, whether or not there are also other parties to the transaction. Related parties of an issuer include, among others, control persons of the issuer, directors, senior officers and persons that have beneficial ownership or control or direction over (or a combination thereof), directly or indirectly, 10% of the voting securities of the issuer.

Subject to the availability of certain exemptions, MI 61-101 provides certain procedural protections for minority or disinterested shareholders in connection with the types of transactions that are subject to MI 61-101. In particular, MI 61-101 requires, subject to certain exemptions: (i) more detailed disclosure in the proxy material sent to security holders in connection with a transaction; (ii) the preparation of a formal valuation of the subject matter of the transaction; and (iii) minority approval of the proposed transaction by a majority of the votes cast by minority or disinterested shareholders.

Modification, Sub-division and Consolidation. Any modification to the provisions attaching to the common shares requires the affirmative vote of two-thirds of the votes cast by the holders of common shares.

Creation of Other Voting Shares. The Company may not create any class or series of shares, or issue any shares of any class or series (other than common shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of common shares.

Change of Control. There are no provisions in the Articles or our By-laws that have been adopted in order to have the effect of delaying, deferring or preventing a change in control of the Company and that operate only with respect to an extraordinary corporate transaction involving the Company (or any of its subsidiaries), such as a merger, reorganization, tender offer, sale or transfer or substantially all of its assets, or liquidation.

Changes in the Capital of the Company. There are no provisions in the Articles or our By-laws which are more stringent than those required by the OBCA.

Advance Notice By-law. The Company's advance notice by-law (the "Advance Notice By-Law"), among other things, provides that shareholders seeking to nominate, in compliance with the Advance Notice By-Law, candidates for election as directors must give timely notice in writing to the Corporate Secretary of the Company. The Advance Notice By-Law does not interfere with the ability of shareholders to requisition a meeting or to nominate directors by way of a shareholder proposal in accordance with the OBCA. To be timely, such notice must be properly given (i) in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than 30 days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile both on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov,of the date of the meeting was made, notice by the nominating shareholder must be properly given not later than the close of business on the tenth day following the Notice Date; (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the fifteenth day following the Notice Date; and (iii) notwithstanding the foregoing, in the case of an annual meeting of shareholders or a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes) where "notice-and-access" is used for delivery of proxy-related materials and the Notice Date is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting.

The Advance Notice By-Law also prescribes the proper written form for a shareholder's notice as well as additional requirements in connection with nominations. Except as otherwise provided by applicable law and the Articles, no person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Company's Advance Notice By-Law.

The Advance Notice By-Law authorizes the chair of the meeting to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination is not in compliance with the Advance Notice By-Law, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirements of the Advance Notice By-Law.

Rights to Own Securities. There are no limitations under our Articles, By-laws or in the OBCA on the rights to own our securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, except that certain transactions under the Investment Canada Act may require that a "non-Canadian" not acquire "control" of the Company without prior review and approval by the Minister of Innovation, Science and Industry. The acquisition of one-third or more of the voting shares of the Company would give rise to a rebuttable presumption of the acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would constitute an acquisition of control. In addition, the Investment Canada Act provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. "Non-Canadian" generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

In addition, limitations on the ability to acquire and hold shares of the Company may be imposed by the Competition Act (Canada) (the "Competition Act"). This legislation grants the Commissioner of Competition (the "Commissioner") jurisdiction, for up to three years, to challenge the acquisition of an interest in us before the Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada. The Competition Act requires that any person proposing to acquire any of the assets in Canada of an operating business file a notification with the Competition Bureau where specified "size of the parties" and "size of the transaction" thresholds are exceeded. In the case of share acquisitions, an additional "shareholding threshold" applies. Any person who intends to acquire shares must file a notification with the Competition Bureau if certain financial thresholds are exceeded, and that person would hold more than 20% of our voting shares as a result of the acquisition. If a person already owns more than 20% of our voting shares, a notification must be filed when the acquisition would bring that person's holdings over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period or unless the Commissioner waives the waiting period.

Preferred Shares

The Company's Board may issue preferred shares from time to time in one or more series, and (subject to the provisions of the Articles) determine the designation of, and the rights, privileges, restrictions and conditions attaching to, such shares (including, without limitation, dividend rights, cancellation, retraction or redemption rights, voting rights, conversion or exchange rights, sinking fund provisions and/or other provisions). Preferred shares of each series will rank as to dividends (to the extent cumulative dividends are applicable) and capital on a parity with preferred shares of every other series. Preferred shares of each series will rank as to dividends and capital senior to the common shares.

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purpose of winding up its affairs, holders of preferred shares of each series will be entitled to receive from the assets of the Company in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets are distributed to the holders of common shares. Upon the receipt of such sum, the holders of preferred shares shall not be entitled to share in the distribution of our remaining assets and their preferred shares will be canceled.

There are currently no preferred shares outstanding.

The material terms of any preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF OTHER SECURITIES

Description of Debt Securities

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms of any debt securities offered will be described in a prospectus supplement.

The Indenture

The debt securities covered by this prospectus may be issued in one or more series under an indenture dated as of a date on or prior to the issuance of the debt securities to which it relates between us and the trustee named therein, and pursuant to an applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture and any supplemental indenture or officer's certificate related to the particular series of debt securities issued with the Commission, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." We refer to such indenture, as amended or supplemented from time to time, as the "Indenture." The Indenture will be subject to, and governed by, the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The following description sets forth certain general terms and provisions of the debt securities and the Indenture. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. This summary is also subject to, and qualified by, the description of the particular terms and provisions of the debt securities included in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the general terms described below. Accordingly, you should read the summary below, the applicable prospectus supplement, the provisions of the Indenture (including any applicable supplement thereto), and any related documents before investing in our debt securities. If there is any inconsistency between the terms presented here and those in the applicable prospectus supplement, the terms of the prospectus supplement will supersede the terms presented here.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in a prospectus supplement.

There is no requirement under the Indenture that future issues of our debt securities be issued under such Indenture, and we will be free to use other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

References to "us" or "we" in this description of debt securities means Celestica Inc., but not any of our subsidiaries.

General

The Indenture permits us to issue from time to time senior or subordinated, secured or unsecured, debentures, notes or other evidences of indebtedness, issuable in one or more series (with the same or various maturities, at par, at a premium or at a discount), which may be convertible into or exchangeable for any securities of any person (including us). The Indenture permits us to establish the terms of each series of debt securities at the time of issuance, and does not limit the aggregate amount of debt securities that we may issue thereunder. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	the price or prices at which we will issue the debt securities;

•	the price or prices at which we will issue the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof;

•	any dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders thereof and other detailed terms and provisions of any such repurchase obligations;

•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in bearer or fully registered form (and, if in fully registered form, whether the debt securities will be issuable as global debt securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date;

•	whether the debt securities will be "original issue discount" securities for United States federal income tax purposes;

•	the designation of the currency or currencies in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than United States dollars;

•	whether, under what circumstances, and the currency in which the Company will pay certain additional amounts to holders who are not Canadian persons in respect of specified tax, assessment or governmental charges and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	the provisions, if any, relating to any security provided for the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated, the terms of the subordination;

•	whether payments on the debt securities may be made, at our or the holder's election, in a currency other than that in which such debt securities are stated to be payable, and the manner of determining the applicable exchange rate;

•	the terms of any guarantee of payment obligations with respect to the debt securities and any corresponding changes to the provisions of this Indenture as then in effect;

•	if the debt securities are to be convertible into or exchangeable for any securities (including those of the Company), the terms and conditions of any such conversion or exchange;

•	provisions for electronic issuances of debt securities or debt securities in uncertificated form;

•	any addition to or change in the events of default or the acceleration provisions described in the Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the Indenture with respect to the debt securities;

•	any selling restrictions applicable to the debt securities, if any;

•	any other terms of the debt securities which may modify or delete any provision of the Indenture as it applies to such debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the Indenture.

We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. In addition, we will describe in the applicable prospectus supplement material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Except as specifically described in the applicable prospectus supplement, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a specified period before sending a notice of redemption; or

•	register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer's certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the Indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the Indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary's policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's acts or omissions or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the Indenture, limiting or restricting, among other things: our ability to incur either secured or unsecured debt, or both; our ability to make certain payments, dividends, redemptions or repurchases; our ability to create dividend and other payment restrictions affecting our subsidiaries; our ability to make investments; mergers and consolidations by us or our subsidiaries; sales of assets by us; our ability to enter into transactions with affiliates; our ability to incur liens; and/or sale and leaseback transactions. Any such additional or different covenants will be described in the applicable prospectus supplement.

Events of Default

Each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon acceleration, declaration or redemption or otherwise;

•	default in the performance, or breach, of any covenant or warranty in the Indenture (or applicable board resolution or officer's certificate) for 90 days after specified written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with an officer's certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture provides that the trustee may withhold notice to holders of debt securities of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to debt securities of any series (other than an event of default in the case of certain events of bankruptcy set forth in the Indenture), the trustee or the holders of a specified percentage in aggregate principal amount of such series outstanding may declare the principal amount of, and all accrued but unpaid interest, if any, on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, such amounts will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and consequences, subject to conditions specified in the Indenture. If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of, and accrued and unpaid interest, if any, on all debt securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Legal Proceedings and Enforcement of Right to Payment

Holders of any series of debt securities may not pursue any remedy with respect to the Indenture or such debt securities unless: (i) they have given to the trustee written notice of a continuing event of default with respect to debt securities of that series; (ii) holders of a specified percentage of the aggregate principal amount of the then-outstanding debt securities of that series make a written request to the trustee to pursue the remedy; (iii) such holders must have offered and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense, (iv) the trustee does not comply with the request within a specified number of days after receipt of the request and the offer, and if requested, the provision or security or indemnity; and (v) during such period the holders of a majority in aggregate principal amount of the then-outstanding debt securities of such series do not give the trustee a direction inconsistent with that request. However, holders of debt securities will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, thereon on the due dates expressed therein and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge of Indenture

The Indenture will cease to be of further effect with respect to any series of debt securities (except as to certain limited surviving rights), when

(a)	either:

(1)	all securities of such series that have been authenticated and delivered (except lost, stolen or destroyed securities that have been replaced or paid and securities for whose payment money has been deposited in trust and thereafter repaid to the Company), have been delivered to the trustee for cancellation; or

(2)	all securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee the requisite amounts to pay and discharge the entire indebtedness on such securities;

(b)	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we are, or any guarantor is, as applicable, a party or by which we are, or any guarantor is, as applicable, bound;

(c)	we have or any guarantor of such Notes has paid or caused to be paid all applicable sums payable under this Indenture;

(d)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be; and

(e)	we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

Amendment, Supplement and Waiver

We and the trustee may amend and/or supplement the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, without the consent of each holder affected, an amendment or waiver (described below) may not, with respect to any debt securities held by a non-consenting holder:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of such debt security;

•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on such debt securities, except a rescission of acceleration of such securities by the holders of at least a majority in aggregate principal amount of the then outstanding securities of the applicable series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

•	make the principal of or premium, if any or interest on any debt security payable in currency other than that stated therein;

•	change any place of payment where the debt securities or interest thereon is payable;

•	adversely affect any right to convert or exchange any debt security;

•	make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, premium, or interest, if any, thereon and/or to institute suit for the enforcement of any such payments;

•	change any obligation of the Company to pay specified additional amounts;

•	make any change in the foregoing amendment and waiver provisions; or

•	reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

Subject to the restrictions set forth above, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any provision of the Indenture or the debt securities with respect to such series.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the Indenture and the consequences of such default. However, a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected, or a default in the payment of the principal of, or premium, if any, or any interest on, any debt security, cannot be so waived.

Merger, Consolidation or Transfer of Assets

We will not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person or entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries' properties and assets, taken as a whole (a "Transfer"), to any person or entity, unless:

(a)	the entity formed by such consolidation or amalgamation or into which we are merged, or to which such Transfer is made: (i) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia; and (ii) expressly assumes all of our obligations under the outstanding debt securities and the Indenture, pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee;

(b)	immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

(c)	we (or the surviving entity) shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to such transaction have been complied with.

The requirements of paragraphs (a) and (b) above do not apply to (1) any merger, amalgamation or consolidation in which we are the surviving corporation or (2) any Transfer by us to a direct or indirect wholly owned subsidiary that is a guarantor or obligor of the debt securities.

Certain Covenants with respect to Canadian Taxes

If specified pursuant to the Indenture, all payments made by us under or with respect to the securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided that no additional amounts will be payable:

(1)	where such taxes are required to be withheld or deducted as a result of such person or entity not dealing at arm's length with us (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment;

(2)	where such taxes are required to be withheld or deducted as a result of such person or entity being, or not dealing at arm's length with, a "specified shareholder" of the Company (within the meaning of the Income Tax Act (Canada));

(3)	to any person or entity by reason of their being connected with Canada (otherwise than merely by holding or ownership of any series of securities or receiving any payments or exercising any rights thereunder), including without limitation a nonresident insurer who carries on an insurance business in Canada and in a country other than Canada;

(4)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(5)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(6)	for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person or entity in respect of any security, if such payment can be made without such withholding by at least one other paying agent the identity of which is provided to such person or entity;

(7)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment in respect of such security;

(8)	to any person or entity which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to (or to reasonably evidence) exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

(9)	for any combination of items (1) - (8) above;

nor will additional amounts be paid with respect to any payment on a security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Defeasance and Covenant Defeasance

We may discharge all of our obligations with respect to any series of debt securities at any time, and we may also be released from our obligations under certain covenants and from certain other obligations, and elect not to comply with those covenants and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

Defeasance or covenant defeasance may be effected only if:

(1)	We irrevocably deposit with the trustee: an amount (in the currency in which such securities are then specified as payable at maturity); specified government obligations; or a combination thereof, sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the trustee, to pay the principal of (and premium, if any) and interest, if any, on the applicable securities at maturity (or redemption date, if applicable);

(2)	No default or event of default shall have occurred and be continuing on the date of such deposit;

(3)	Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we are a party or are bound;

(4)	In the case of a defeasance election by us, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(5)	In the case of a covenant defeasance election by us, we shall have delivered to the trustee an opinion of counsel confirming that the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(6)	We have delivered to the trustee either an opinion of Canadian counsel or a ruling from the Canada Revenue Agency, in either case to the effect that the holders of such securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion of counsel, such Canadian counsel shall assume that holders include holders who are not resident in Canada);

(7)	We have delivered to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, delaying or defrauding any creditors of the Company or others;

(8)	We are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during a specified period after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

(9)	We shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance have been complied with.

Governing Law

The Indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the Indenture. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Description of Warrants

We may issue warrants in one or more series to purchase common shares, preferred shares, debt securities or other securities under this prospectus. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of securities purchasable upon exercise of such warrants;

•	the price at which our securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal or Canadian income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities described in this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers pursuant to applicable statutory exemptions; or (v) through a combination of any of these methods of sale. We will set forth in an applicable prospectus supplement a description of the specific types of securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus, and/or describe certain risks in addition to those referred to herein associated with an investment in the specific securities offered. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement, or if applicable, the pricing supplement. If we grant any over-allotment options, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Until the distribution of the securities is completed, rules of the Commission may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

If dealers are used and, if so, specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public or other dealers at fixed or varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters, dealers or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to underwriters, dealers and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in a prospectus supplement.

Selling Shareholders

Any selling shareholder may offer common shares using any of the methods described above, through agents, underwriters, dealers or in direct sales or delayed delivery contracts. The applicable prospectus supplement will describe the selling shareholder's method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties. In addition to distribution as outlined above, any selling shareholders may sell their common shares pursuant to Rule 144 under the Securities Act, if applicable and available, or any other available exemption from registration under the Securities Act.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will bear the costs relating to the securities being registered under this Registration Statement.

MATERIAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You should consult your own tax advisors prior to any acquisition of our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the following documents we have filed with the Commission:

•	the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Commission on March 3, 2025;

•	the Company's Current Reports on Form 8-K filed with the Commission on January 2, 2025, January 22, 2025 and January 31, 2025; and

•	the description of the Company's common shares contained in its Registration Statement on Form 8-A/A, filed with the Commission on April 25, 2024.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will not, however, incorporate by reference in this Registration Statement any documents or portions thereof that are not deemed "filed" with the Commission, including any information furnished by the Company pursuant to Item 2.02 or Item 7.01 of its Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

416-448-5800

Attention: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission, including the Registration Statement of which this prospectus forms a part. The Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

We also file reports, statements and other information with the Canadian Securities Administrators (the "CSA") and these can be accessed electronically at the CSA's System for Electronic Document Analysis and Retrieval website (http://www.sedarplus.ca).

You may access other information about Celestica on our website (http://www.celestica.com). Information on our website is not incorporated by reference into this prospectus.

This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us, our securities and other information set forth herein, reference is made to the Registration Statement and exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Blake, Cassels & Graydon LLP with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP with respect to matters of New York and U.S. federal law.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. Certain experts named in this prospectus, and some of our directors and executive officers are residents of Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, securityholders may find it difficult to effect service of process within the United States upon these persons who are not residents of the United States, or to enforce judgments in the United States obtained in courts of the United States, because a significant portion of our assets and the assets of these persons are located outside the United States. It may also be difficult for securityholders to enforce a United States judgment in Canada based on the civil liability provisions of the United States federal securities laws or the "blue sky" laws of any state within the United States or to succeed in a lawsuit in Canada based only on United States federal or state securities laws.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting.

$2,999,999,890

Celestica Inc.

Common Shares

PROSPECTUS SUPPLEMENT

Joint Lead Bookrunners
BofA Securities*		Citigroup*
Joint Bookrunners

TD Securities
CIBC Capital Markets	J.P. Morgan	RBC Capital Markets

Co-Managers
BNP PARIBAS	Credit Agricole CIB	MUFG	Scotiabank
Canaccord Genuity		Stifel

* in alphabetical order

August 5, 2026